Exhibit 21.1

Subsidiaries of Prestige Cruises International, Inc.

Name of Subsidiary	Jurisdiction of Incorporation of Organization

Celtic Pacific (UK) Limited	England and Wales

Celtic Pacific (UK) Two Limited	Bahamas

Classic Cruises, LLC	Delaware

Classic Cruises II, LLC	Delaware

Explorer New Build LLC	Delaware

Insignia Vessel Acquisition, LLC	Delaware

Marina New Build LLC	Republic of the Marshall Islands

Mariner LLC	Republic of the Marshall Islands

Nautica Acquisition, LLC	Delaware

Navigator Vessel Company LLC	Delaware

Oceania Cruises, Inc.	Panama

Oceania Cruises Ireland, Ltd.	Ireland

OCI Finance Corp.	Delaware

Oceania Vessel Finance, Ltd.	Cayman Islands

Prestige Cruises Air Services, Inc.	Florida

Prestige Cruise Services, LLC	Florida

Prestige Cruise Services (Europe) Limited	England and Wales

Prestige Cruise Holdings, Inc.	Panama

Regatta Acquisition, LLC	Delaware

Riviera New Build LLC	Republic of the Marshall Islands

Seven Seas Cruises S. DE R.L.	Panama

SSC Finance Corp.	Delaware

Supplystill Limited	England and Wales

Voyager Vessel Company LLC	Delaware